Exhibit 11.0


Statement re: Computation of Earnings (Loss) Per Share

                                               Primary      Fully Diluted
                                              ---------     -------------
For the fiscal year ended March 31, 1995:
 Weighted average number of Common
    Shares outstanding                        6,479,596       6,479,596
 Dilutive effect of Common Stock equivalents    472,828         472,468
                                              ---------       ---------
                                              6,952,424       6,952,064

For the fiscal year ended March 31, 1996:
 Weighted average number of Common
    Shares outstanding                        6,549,672       6,549,672
                                              ---------       ---------
                                              6,549,672       6,549,672

For the fiscal year ended March 31, 1997:
 Weighted average number of Common
    Shares outstanding                        6,717,142       6,717,142
                                              ---------       ---------
                                              6,717,142       6,717,142